UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2012

RightNow Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31321	81-0503640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Enterprise Boulevard Bozeman, Montana	59718
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 522-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2012 and in connection with the consummation of the acquisition of RightNow Technologies, Inc. (the “Company”) by OC Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of Oracle Corporation (the “Merger”), the Company entered into a Supplemental Indenture, dated as of January 25, 2012 (the “Supplemental Indenture”), amending and supplementing the Indenture, dated as of November 22, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Original Indenture”), governing the Company’s 2.50% Convertible Senior Notes due November 15, 2030 (the “Notes”). The Supplemental Indenture amends the Original Indenture to, among other things, provide that the holder of each Note outstanding as of the date of the Supplemental Indenture shall have the right to convert such Note into a right to the amount of cash that a holder of a number of shares of the Company’s common stock equal to the conversion rate (as defined in the Indenture, the “Conversion Rate”) in effect immediately prior to the consummation of the Merger would have owned or been entitled to receive in connection with the Merger. Such Conversion Rate will be subject to any adjustment pursuant to Section 5.10 of the Original Indenture. The Original Indenture and the Supplemental Indenture are herein collectively referred to as the “Indenture.”

Pursuant to the terms and conditions of the Indenture, the Company delivered a notice to the holders of the Notes, attached hereto as Exhibit 99.1 and incorporated herein by reference, of the execution of the Supplemental Indenture. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the Indenture, the consummation of the Merger constitutes a Make-Whole Fundamental Change (as defined in the Indenture) and January 25, 2012, the date of consummation of the Merger, constitutes a Make-Whole Effective Date (as defined in the Indenture). As a result, the Conversion Rate applicable to the Notes that are surrendered for conversion during the period following the first public announcement of the consummation of the Merger and ending at 5:00 p.m., New York City time, on the business day immediately preceding the Fundamental Change Repurchase Date (as defined in the Indenture) (the “Make-Whole Conversion Period”), will be increased pursuant to Section 5.10 of the Indenture such that holders who surrender their Notes for conversion during the Make-Whole Conversion Period will receive cash in the amount of $1,455.34 per $1,000 principal amount of Notes, less any applicable withholding taxes. Upon termination of the Make-Whole Conversion Period, the Conversion Rate will decrease to the Conversion Rate in effect immediately prior to the Make-Whole Conversion Period, such that holders who surrender their Notes for conversion after termination of the Make-Whole Conversion Period will only be entitled to receive cash in the amount of $1,348.43 per $1,000 principal amount of Notes, less any applicable withholding taxes. Accordingly, if any holder fails to convert its Notes during the Make-Whole Conversion Period, that holder will lose its right to receive the increased Conversion Rate.

Further, pursuant to the Indenture, the holders of the Notes shall also have the right, at the option of the holders, to require the Company to repurchase for cash all or a portion that is an integral multiple of $1,000 in principal amount of their Notes on the Fundamental Change Repurchase Date (as defined in the Indenture) in accordance with and subject to the satisfaction of the holders of the requirements set forth in Section 4.01 of the Indenture, at a repurchase price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest thereon, including Additional Interest (as defined in the Indenture), if any, to, but excluding, the Fundamental Change Repurchase Date.

Item 8.01 Other Events.

In connection with the consummation of the Merger and pursuant to the terms and conditions of the Indenture, the Company delivered a notice, attached hereto as Exhibit 99.1 and incorporated herein by reference, to the holders of the Notes that the consummation of the Merger constitutes a Make-Whole Fundamental Change and January 25, 2012, the date of consummation of the Merger, constitutes a Make-Whole Effective Date resulting in a temporary increase in the Conversion Rate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Title

4.1	Supplemental Indenture, dated January 25, 2012, between RightNow Technologies, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Notice of Make-Whole Fundamental Change and Make-Whole Effective Date; and Notice of Supplemental Indenture dated January 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RightNow Technologies, Inc.

Date: January 25, 2012	By:	/s/ Brian S. Higgins
Name: Brian S. Higgins
Title: Vice President

EXHIBIT INDEX

Number	Title
4.1	Supplemental Indenture, dated January 25, 2012, between RightNow Technologies, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Notice of Make-Whole Fundamental Change and Make-Whole Effective Date; and Notice of Supplemental Indenture dated January 25, 2012.